UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 11, 2005


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

    Florida                      2-70197                         59-1564329
(State or Other         (Commission File Number)             (I.R.S. Employer
Jurisdiction of                                             Identifiecation No.)
Incorporation)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
                         Registrant's telephone number,
                              including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 3.01 - Notice of Delisting a Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing


     The Company was advised by The NASDAQ Stock Market on April 11, 2005, that it had failed to comply with Marketplace Rule 4350(i)(1)(A) which requires shareholder approval of stock grants.

     The grants referred to in the Notice from NASDAQ were issued as compensation to employees in 2005, 2004, 2003, 2002, 2001 and 2000. An aggregate of 768,500 shares were granted for which shareholder approval had not been obtained.

     The Company is submitting all of these grants for approval and ratification by the shareholders of the Company at its forthcoming Annual Meeting of Shareholders on June 1, 2005.

     Further, the Company is filing a Notification Form: Listing of Additional Shares for all additional shares which were issued as stock grants in accordance with NASDAQ requirements.

     The Company is also seeking ratification from its shareholders of its modification in 2004 of stock options for 115,000 shares each granted to Messrs. Dornau and Tieger in 1999.

     To regain compliance, NASDAQ has granted the Company an extension of time through the forthcoming Shareholders' Meeting.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


April 15, 2005
                                              Ocean Bio-Chem, Inc.


                                              /s/ Peter G. Dornau
                                              -------------------------
                                              Peter G. Dornau
                                              Chairman of the Board and
                                              Chief Executive Officer